Exhibit 99.1

                      WERNER ENTERPRISES, INC.
                         14507 Frontier Road
                           P. O. Box 45308
                       Omaha, Nebraska  68145


FOR IMMEDIATE RELEASE                       Contact:  John J. Steele
---------------------        Executive Vice President, Treasurer and
                                             Chief Financial Officer
                                                      (402) 894-3036

                                  Contact:  Robert E. Synowicki, Jr.
                                        Executive Vice President and
                                           Chief Information Officer
                                                      (402) 894-3000


    WERNER ENTERPRISES TO PARTICIPATE IN THE BB&T CAPITAL MARKETS
                 TRANSPORTATION SERVICES CONFERENCE

Omaha, Nebraska, February 2, 2009:
---------------------------------

     Werner Enterprises, Inc. (NASDAQ:WERN) ("Werner"), one of the nation's largest truckload transportation and logistics companies, announced that it will participate in the 24th Annual BB&T Capital Markets Transportation Services Conference on Thursday, February 12, 2009 at the Biltmore Hotel in Coral Gables, Florida.

     Werner will be represented at the conference by John J. Steele, Executive Vice President, Treasurer, and Chief Financial Officer, and Robert E. Synowicki, Jr., Executive Vice President and Chief
Information Officer. They will present a general overview of Werner's business and operations to the investment community. The presentation will begin at 10:15 a.m. (EST) and will be approximately 30 minutes in length.

     A live audio webcast of the presentation and investor materials provided at the conference will be available on the internet and publicly accessible through the "Investor Information" link on the Werner website at www.werner.com. The investor materials and a replay of the webcast presentation will be archived and available on the website during the 30-day period following the conference date.

     Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout the United States, Canada, Mexico, Asia, Europe and South America. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices throughout North America and China. Werner is among the five largest truckload carriers in the United States, with a diversified portfolio of transportation services that includes dedicated, medium-to-long-haul, regional and local van capacity, expedited, temperature-controlled and flatbed services. Werner's Value Added Services portfolio includes freight management, truck brokerage, intermodal, load/mode and network optimization and freight forwarding. Werner, through its subsidiary companies, is a licensed U.S. NVOCC, U.S. Customs Broker, Class A Freight Forwarder in China, licensed China NVOCC, TSA-approved Indirect Air Carrier and IATA Accredited Cargo Agent.

     Werner Enterprises, Inc.'s common stock trades on the NASDAQ Global Select MarketSM under the symbol "WERN". For further
information   about   Werner,  visit   the   company's   website   at
www.werner.com.

     This press release, as well as the investor materials and the oral public statements made by a Werner representative during the conference presentation and webcast announced in this press release, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements are based on information currently available to Werner's management and are current only as of the date made. For that reason, undue reliance should not be placed on any such forward-looking statement. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner's Annual Report on Form 10-K for the year ended December 31, 2007. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted. Any such updates or revisions may be made by filing reports with the Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.